SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2014
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (July 24, 2014) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and six months ended June 30, 2014.

Southside reported net income of $10.5 million for the three months ended June 30, 2014, a decrease of $611,000, or 5.5%, when compared to $11.1 million for the same period in 2013. Net income for the six months ended June 30, 2014 decreased $1.4 million, or 7.1%, to $18.7 million when compared to $20.1 million for the same period in 2013.

Diluted earnings per common share were $0.55 and $0.59 for the three months ended June 30, 2014 and 2013, respectively, a decrease of $0.04, or 6.8%. For the six months ended June 30, 2014, diluted earnings per common share decreased $0.08, or 7.5% to $0.99 when compared to $1.07 for the same period in 2013.

The return on average shareholders’ equity for the six months ended June 30, 2014, was 13.80%, compared to 15.69% for the same period in 2013.  The return on average assets was 1.09% for the six months ended June 30, 2014 compared to 1.24% for the same period in 2013.

“We are very pleased to report our financial results for the quarter and six months ended June 30, 2014,” stated Sam Dawson, President and Chief Executive Officer of Southside Bancshares, Inc. “During the second quarter of 2014, our net interest income increased 12% as our net interest margin improved 28 basis points to 3.94% when compared to the second quarter of 2013. The increase in our net interest income was 20.3% for the first six months of 2014 compared to 2013 as our net interest margin increased 43 basis points. For the quarter and six months ended June 30, 2014, the decrease in net income of $611,000 and $1.4 million, respectively, was due to the reduction in the net gain on sale of available for sale securities of $4.5 million and $8.8 million, respectively. Continued cost containment efforts resulted in a decrease in total noninterest expense for the first half of 2014, which included approximately $680,000 of merger related expenses associated with the pending acquisition of OmniAmerican Bancorp.”

“On April 29, 2014, we announced the signing of a merger agreement with OmniAmerican Bancorp, Inc.. We have filed all of our applications with relevant regulatory authorities and the preliminary joint proxy statement/prospectus included in our registration statement on Form S-4 with the Securities and Exchange Commission. We anticipate closing this transaction sometime during the fourth quarter of 2014, subject to regulatory and shareholder approvals and customary closing conditions.”

“Loan growth continues at a steady pace and we expect to see that pace quicken in the second half of the year. Austin and the Fort Worth/Arlington markets are providing tremendous lending opportunities and our East Texas market is showing signs of growth and increased lending opportunities as well. We look forward to strategically expanding Southside’s franchise in the dynamic greater Fort Worth market area with the closing of the OmniAmerican transaction in late 2014.”

Loans and Deposits

For the six months ended June 30, 2014, total loans increased by $40.0 million, or 3.0%, when compared to December 31, 2013.  During the six months ended June 30, 2014, construction loans increased $39.4 million, other real estate loans increased $9.3 million, 1-4 family real estate loans increased $1.2 million, loans to individuals decreased $3.5 million, municipal loans decreased $5.7 million, and commercial loans decreased $762,000.

Nonperforming assets increased during the first six months of 2014 by $929,000, or 6.8%, to $14.5 million, or 0.42% of total assets, when compared to 0.39% at December 31, 2013.

During the six months ended June 30, 2014, deposits, net of brokered deposits, increased $108.6 million, or 4.4%, compared to December 31, 2013, due primarily to a business account that had a temporary increase of approximately $150 million, which has since been withdrawn. During this six-month period, public fund deposits decreased $70.1 million.

Net Interest Income for the Three Months

Net interest income increased $3.0 million, or 12.0%, to $27.9 million for the three months ended June 30, 2014, when compared to $24.9 million for the same period in 2013. For the three months ended June 30, 2014, our net interest spread increased to 3.79% when compared to 3.51% for the same period in 2013.  The net interest margin increased to 3.94% for the three months ended June 30, 2014 compared to 3.66% for the same period in 2013.  The reason for the increase in the net interest spread and margin was the increase in the yield on the interest earning assets combined with the decrease in the yield on the interest bearing liabilities compared to the same period in 2013.

Net Interest Income for the Six Months

Net interest income increased $9.4 million, or 20.3%, to $55.7 million for the six months ended June 30, 2014, when compared to $46.3 million for the same period in 2013. For the six months ended June 30, 2014, our net interest spread increased to 3.79% from 3.33% for the same period in 2013.  The net interest margin increased to 3.93% for the six months ended June 30, 2014, compared to 3.50% for the same period in 2013.
Net Income for the Three Months

Net income decreased $611,000, or 5.5%, for the three months ended June 30, 2014, to $10.5 million when compared to the same period in 2013. The decrease was primarily the result of a decrease in net gain on available for sale securities of $4.5 million and an increase in provision for loan losses of $629,000, which was partially offset by a $2.9 million increase in interest income, and decreases in noninterest expense of $740,000, and provision for income tax expense of $874,000 .

Noninterest expense decreased $740,000, or 3.5%, for the three months ended June 30, 2014, compared to the same period in 2013, primarily due to decreases in FHLB prepayment fees and salary and employee benefit expense which were partially offset by an increase in professional fees associated with the pending OmniAmerican merger.

Net Income for the Six Months

Net income for the six months ended June 30, 2014 decreased $1.4 million, or 7.1%, to $18.7 million, when compared to $20.1 million for the same period in 2013. This decrease was mainly due to a decrease in net gain on sale of available for sale securities of $8.8 million and a $4.3 million increase in provision for loan losses, which was mostly offset by an increase in net interest income of $9.4 million, and decreases in noninterest expense of $877,000 and provision for income tax expense of $1.6 million.

Noninterest expense decreased $877,000, or 2.1%, for the six months ended June 30, 2014, compared to the same period in 2013, primarily due to decreases in FHLB prepayment fees, salary and employee benefit expense and occupancy expense, which were partially offset by an increase in professional fees associated with the pending OmniAmerican merger.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.5 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 50 banking centers in Texas and operates a network of 49 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903)531-7220, or susan.hill@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan growth, earnings and certain market risk disclosures, including the impact of interest rate and other economic uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Additional Information About the Proposed Merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Southside and OmniAmerican, Southside has filed with the SEC a Registration Statement on Form S-4, which includes a preliminary joint proxy statement of Southside and OmniAmerican and constitutes a preliminary prospectus. After the registration statement is declared effective by the SEC, Southside and OmniAmerican will deliver a definitive joint proxy statement/prospectus to their respective shareholders. SOUTHSIDE AND OMNIAMERICAN URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain (when available) copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from (i) Southside’s website (www.southside.com) under the tab “Investor Relations,” and then under the tab “Documents”; (ii) Southside upon written request to Corporate Secretary, P.O. Box 8444, Tyler, Texas 75711; (iii) OmniAmerican’s website (www.omniamerican.com) under the tab “Investor Relations,” and then under the tab “SEC Filings”; or (iv) OmniAmerican upon written request to Keishi High at 1320 South University Drive, Suite 900, Fort Worth, Texas 76107.
Participants in the Solicitation

Southside, OmniAmerican and their respective directors and executive officers may be considered participants in the solicitation of proxies from Southside and OmniAmerican shareholders in connection with the proposed merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Southside and OmniAmerican shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus that filed with the SEC. You can find information about Southside’s directors and executive officers in Southside’s definitive proxy statement filed with the SEC on March 14, 2014 for its 2014 Annual Meeting of Shareholders, as amended. You can find information about OmniAmerican’s directors and executive officers in OmniAmerican’s definitive proxy statement filed with the SEC on April 16, 2014 for its 2014 Annual Meeting of Shareholders. Additional information about Southside’s directors and executive officers and OmniAmerican’s directors and executive officers is also be set forth in the above-referenced Registration Statement on Form S-4 filed with the SEC. Investors should read the definitive joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You can obtain, when available, free copies of these documents from Southside and OmniAmerican using the contact information above.

	At June 30, 2014	At December 31, 2013	At June 30, 2013

	(dollars in thousands)
	(unaudited)
Selected Financial Condition Data (at end of period):

Total assets	$3,498,662	$3,445,663	$3,385,665
Loans	1,391,285	1,351,273	1,293,429
Allowance for loan losses	18,408	18,877	18,370
Mortgage-backed securities:
Available for sale, at estimated fair value	751,740	840,258	821,760
Held to maturity, at carrying value	260,659	275,569	240,514
Investment securities:
Available for sale, at estimated fair value	351,908	337,429	488,321
Held to maturity, at carrying value	390,221	391,552	302,994
Federal Home Loan Bank stock, at cost	25,512	34,065	27,153
Deposits	2,601,478	2,527,808	2,499,338
Long-term obligations	566,021	559,660	502,119
Shareholders' equity	283,960	259,518	236,120
Nonperforming assets	14,535	13,606	12,270
Nonaccrual loans	9,620	8,088	8,179
Accruing loans past due more than 90 days	4	3	—
Restructured loans	4,036	3,888	3,053
Other real estate owned	383	726	772
Repossessed assets	492	901	266

Asset Quality Ratios:
Nonaccruing loans to total loans	0.69%	0.60%	0.63%
Allowance for loan losses to nonaccruing loans	191.35	233.40	224.60
Allowance for loan losses to nonperforming assets	126.65	138.74	149.71
Allowance for loan losses to total loans	1.32	1.40	1.42
Nonperforming assets to total assets	0.42	0.39	0.36
Net charge-offs to average loans	1.07	0.82	0.75

Capital Ratios:
Shareholders’ equity to total assets	8.12	7.53	6.97
Average shareholders’ equity to average total assets	7.88	7.39	7.89

Loan Portfolio Composition

The following table sets forth loan totals by category for the periods presented:

	At June 30, 2014	At December 31, 2013	At June 30, 2013
	(in thousands)
	(unaudited)
Real Estate Loans:
Construction	$164,668	$125,219	$123,493
1-4 Family Residential	391,675	390,499	385,241
Other	271,858	262,536	232,632
Commercial Loans	156,893	157,655	153,985
Municipal Loans	239,883	245,550	224,134
Loans to Individuals	166,308	169,814	173,944
Total Loans	$1,391,285	$1,351,273	$1,293,429

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2014	2013	2014	2013
	(dollars in thousands)
	(unaudited)
Selected Operating Data:
Total interest income	$32,086	$29,215	$64,325	$55,776
Total interest expense	4,230	4,344	8,577	9,445
Net interest income	27,856	24,871	55,748	46,331
Provision for loan losses	2,650	2,021	6,783	2,513
Net interest income after provision for loan losses	25,206	22,850	48,965	43,818
Noninterest income
Deposit services	3,794	3,904	7,432	7,657
Net gain on sale of securities available for sale	498	5,001	509	9,346

Total other-than-temporary impairment losses	—	—	—	(52)
Portion of loss recognized in other comprehensive income (before taxes)	—	—	—	10
Net impairment losses recognized in earnings	—	—	—	(42)

Gain on sale of loans	81	241	161	560
Trust income	762	733	1,542	1,453
Bank owned life insurance income	307	264	621	518
Other	1,073	953	2,056	1,844
Total noninterest income	6,515	11,096	12,321	21,336
Noninterest expense
Salaries and employee benefits	13,092	13,401	26,194	26,610
Occupancy expense	1,786	1,897	3,540	3,768
Advertising, travel & entertainment	605	656	1,148	1,297
ATM and debit card expense	302	303	619	684
Professional fees	1,304	562	2,231	1,202
Software and data processing expense	486	444	987	987
Telephone and communications	320	384	598	835
FDIC insurance	434	409	882	830
FHLB prepayment fees	—	988	—	988
Other	2,097	2,122	4,409	4,284
Total noninterest expense	20,426	21,166	40,608	41,485
Income before income tax expense	11,295	12,780	20,678	23,669
Provision for income tax expense	838	1,712	1,997	3,559
Net income	$10,457	$11,068	$18,681	$20,110

Common share data:
Weighted-average basic shares outstanding	18,832	18,744	18,825	18,748
Weighted-average diluted shares outstanding	18,925	18,778	18,914	18,776
Net income per common share
Basic	$0.55	$0.59	$0.99	$1.07
Diluted	0.55	0.59	0.99	1.07
Book value per common share	—	—	15.07	12.59
Cash dividend paid per common share	0.21	0.20	0.42	0.40

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Selected Performance Ratios:
Return on average assets	1.22%	1.33%	1.09%	1.24%
Return on average shareholders’ equity	15.09	17.17	13.80	15.69
Average yield on interest earning assets	4.46	4.22	4.46	4.12
Average yield on interest bearing liabilities	0.67	0.71	0.67	0.79
Net interest spread	3.79	3.51	3.79	3.33
Net interest margin	3.94	3.66	3.93	3.50
Average interest earnings assets to average interest bearing liabilities	127.57	128.33	125.58	127.59
Noninterest expense to average total assets	2.37	2.54	2.36	2.55
Efficiency ratio	53.51	57.98	53.40	61.86

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

		AVERAGE BALANCES AND YIELDS
			(dollars in thousands)
			(unaudited)
			Six Months Ended
	June 30, 2014			June 30, 2013
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,368,110	$38,677	5.70%	$1,277,991	$37,950	5.99%
Loans Held For Sale	379	8	4.26%	1,786	28	3.16%
Securities:
Investment Securities (Taxable)(4)	28,856	266	1.86%	64,835	533	1.66%
Investment Securities (Tax-Exempt)(3)(4)	649,639	17,874	5.55%	603,286	15,392	5.15%
Mortgage-backed Securities (4)	1,136,608	15,239	2.70%	1,038,261	8,616	1.67%
Total Securities	1,815,103	33,379	3.71%	1,706,382	24,541	2.90%
FHLB stock and other investments, at cost	29,855	108	0.73%	27,999	99	0.71%
Interest Earning Deposits	51,947	65	0.25%	56,369	78	0.28%
Total Interest Earning Assets	3,265,394	72,237	4.46%	3,070,527	62,696	4.12%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	44,430			46,485
Bank Premises and Equipment	52,699			50,171
Other Assets	123,572			127,715
Less: Allowance for Loan Loss	(18,641)			(19,044)
Total Assets	$3,467,454			$3,275,854
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$114,052	69	0.12%	$106,444	71	0.13%
Time Deposits	620,631	2,233	0.73%	618,157	2,280	0.74%
Interest Bearing Demand Deposits	1,239,645	1,798	0.29%	1,070,951	1,720	0.32%
Total Interest Bearing Deposits	1,974,328	4,100	0.42%	1,795,552	4,071	0.46%
Short-term Interest Bearing Liabilities	60,952	127	0.42%	152,090	1,639	2.17%
Long-term Interest Bearing Liabilities – FHLB Dallas	504,617	3,644	1.46%	398,570	3,011	1.52%
Long-term Debt (5)	60,311	706	2.36%	60,311	724	2.42%
Total Interest Bearing Liabilities	2,600,208	8,577	0.67%	2,406,523	9,445	0.79%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	566,782			559,762
Other Liabilities	27,392			51,087
Total Liabilities	3,194,382			3,017,372
SHAREHOLDERS’ EQUITY	273,072			258,482
Total Liabilities and Shareholders’ Equity	$3,467,454			$3,275,854
NET INTEREST INCOME		$63,660			$53,251
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.93%			3.50%
NET INTEREST SPREAD			3.79%			3.33%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $2,017 and $1,923 for the six months ended June 30, 2014 and 2013, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $5,895 and $4,997 for the six months ended June 30, 2014 and 2013, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of June 30, 2014 and 2013, loans on nonaccrual status totaled $9,620 and $8,179, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

		AVERAGE BALANCES AND YIELDS
			(dollars in thousands)
			(unaudited)
			Three Months Ended
	June 30, 2014			June 30, 2013
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$1,371,609	$19,302	5.64%	$1,288,494	$19,322	6.01%
Loans Held For Sale	335	3	3.59%	1,311	12	3.67%
Securities:
Investment Securities (Taxable) (4)	31,250	143	1.84%	39,719	169	1.71%
Investment Securities (Tax-Exempt)(3)(4)	655,865	9,032	5.52%	692,237	8,720	5.05%
Mortgage-backed Securities (4)	1,125,085	7,557	2.69%	1,036,866	4,680	1.81%
Total Securities	1,812,200	16,732	3.70%	1,768,822	13,569	3.08%
FHLB stock and other investments, at cost	28,109	38	0.54%	29,074	34	0.47%
Interest Earning Deposits	34,693	22	0.25%	46,362	35	0.30%
Total Interest Earning Assets	3,246,946	36,097	4.46%	3,134,063	32,972	4.22%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	42,887			44,334
Bank Premises and Equipment	53,108			50,214
Other Assets	126,015			125,881
Less: Allowance for Loan Loss	(18,635)			(18,095)
Total Assets	$3,450,321			$3,336,397
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$116,390	34	0.12%	$108,446	35	0.13%
Time Deposits	603,903	1,070	0.71%	614,115	1,118	0.73%
Interest Bearing Demand Deposits	1,223,788	880	0.29%	1,080,605	848	0.31%
Total Interest Bearing Deposits	1,944,081	1,984	0.41%	1,803,166	2,001	0.45%
Short-term Interest Bearing Liabilities	32,777	56	0.69%	149,913	389	1.04%
Long-term Interest Bearing Liabilities – FHLB Dallas	508,128	1,836	1.45%	428,800	1,592	1.49%
Long-term Debt (5)	60,311	354	2.35%	60,311	362	2.41%
Total Interest Bearing Liabilities	2,545,297	4,230	0.67%	2,442,190	4,344	0.71%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	597,852			580,572
Other Liabilities	29,241			55,120
Total Liabilities	3,172,390			3,077,882
SHAREHOLDERS’ EQUITY	277,931			258,515
Total Liabilities and Shareholders’ Equity	$3,450,321			$3,336,397
NET INTEREST INCOME		$31,867			$28,628
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.94%			3.66%
NET INTEREST SPREAD			3.79%			3.51%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,000 and $944 for the three months ended June 30, 2014 and 2013, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,011 and $2,813 for the three months ended June 30, 2014 and 2013, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of June 30, 2014 and 2013, loans on nonaccrual status totaled $9,620 and $8,179, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.